AMENDMENT
TO
ASSOCIATED ESTATES REALTY CORPORATION
Amended and Restated Equity-Based Award Plan

            The Associated Estates Realty Corporation Amended and Restated Equity Based-Award Plan as adopted by the Board on February 23, 2005, and subsequently approved by holders of the Company’s outstanding shares, (the "Plan") is hereby further amended, effective January 1, 2009, for the purpose of reflecting compliance with Section 409A o the Code, as follows:

1.         Section 1(n)(iv) is amended and restated to provide as follows:

(iv)        if Common Shares are not publicly traded, the fair market value established by the Committee acting in good faith and in accordance with the applicable requirements of Code Section 409A and the regulations promulgated thereunder.

2.         New definitions in Sections 1(cc), (dd), and (ee) are added to provide as follows:

(cc)      “409A Award” means an Award that provides for a deferral of compensation from the date of grant, as determined under Code Section 409A and the regulations promulgated thereunder.

(dd)      “409A Change in Control” has the meaning set forth in Section 11(d).

(ee)      “Specified Employee” has the meaning set forth in Section 10(b)(1)(D).

3.         A new sentence is added to Section 3(c) of the Plan to provide as follows:

Notwithstanding the foregoing, no substitution or adjustment shall be made which will result in an Award becoming subject to the terms and conditions of Code Section 409A, unless agreed upon by the Committee and the participant.

4.         The provisions of Section 5(b) relating to Exercise and Method of Exercise are amended and restated to provide as follows:

Exercise.  Stock Options shall be exercisable at such time or times and shall be subject to such terms and conditions as shall be determined by the Committee at or after grant; but, except as provided in Section 5(b)(6) and Section 12, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to six months and one day following the date of grant.  If any Stock Option is exercisable only in installments or only after specified exercise dates, the Committee may waive, in whole or in part, such installment exercise provisions, and may accelerate any exercise date or dates, at any time at or after grant, based on such factors as the Committee shall determine in its sole discretion; provided, however, the Committee may not waive, without the participant’s consent, such installment exercise provisions or accelerate any exercise dates with respect to a 409A Award if doing so would result in any adverse tax consequences for the optionee under Code Section 409A and the regulations promulgated thereunder.

Method of Exercise.  Subject to any installment exercise provisions that apply with respect to any Stock Option, Code Section 409A, and the six month and one day holding period set forth in Section 5(b)(3), a Stock Option may be exercised in whole or in part, at any time during the Option period, by the holder thereof giving to the Company written notice of exercise specifying the number of Shares to be purchased.

5.         A new sentence is added to Section 5(d) to provide as follows:

Further, any such buy out shall comply with the requirements of Code Section 409A and the regulations promulgated thereunder, unless otherwise agreed upon in writing by the Committee and the participant.

6.         The provisions of Section 6(a) relating to Grant are amended and restated to provide as follows:

A.        Grant.  Share Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or, if the Option is a Non-Qualified Stock Option, by an amendment to the Option at any time thereafter during the term of the Option.  Share Appreciation Rights may be exercised in whole or in part at such times under such conditions as may be specified by the Committee in the participant’s Option Agreement; provided, that no Share Appreciation Right granted in connection with all or any part of an Option shall be exercisable for less than the Fair Market Value of the underlying Common Shares as of the date of the original grant of the Option unless such Share Appreciation Right or Option is a 409A Award, as provided for in the applicable Award Agreement.

7.         The Section 8(b)(8) is amended and restated to provide as follows:

A participant may elect to further defer receipt of a Deferred Share Award (or an installment of an Award) for a specified period or until a specified event (the “Elective Deferral Period”), subject in each case to the Committee’s approval and the terms of this Section 8 and such other terms as are determined by the Committee, all in its sole discretion and in compliance with Code Section 409A and the regulations promulgated thereunder.  Subject to any exceptions approved by the Committee, such election must be made at least 12 months prior the date the Deferral Period is set to expire and the Elective Deferral Period must be for a period of at least five years from the date the Deferral Period is set to expire, except to the extent the holder of a Deferred Share becomes entitled to receive the underlying Shares due to death or Disability.

8.         A new Section 8(b)(10) is added to provide as follows:

To the extent a Deferred Share Award is a 409A Award, the Committee will grant the Award in a manner as to comply with the requirements of Code Section 409A and the regulations promulgated thereunder and in accordance with Section 10(b).

9.         The Section 9(b)(3) is amended to provide as follows:

Subject to the Minimum Holding Period, any Other Share-Based Award and any Shares covered by any such Award shall vest or be forfeited to the extent, at the times and subject to the conditions, if any, provided in the Award agreement, as determined by the Committee in its sole discretion, subject, if applicable, to the provisions of Code Section 409A and the regulations promulgated thereunder.

10.       The following sentence is added to Section 9(b)(4):

Notwithstanding the foregoing, the Committee may not waive limitations imposed with respect to any Award if such waiver results in an Award’s failure to comply with the requirements of Code Section 409A and the regulations promulgated thereunder, unless agreed upon in writing by the Committee and the participant.

11.       Section 10 is amended and restated to provide as follows:

A.        Form and Timing of Payment.  Subject to the terms of the Plan and any applicable Award Agreement (as may be amended pursuant to Section 12 hereof), payments to be made by the Company, a Subsidiary or Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however that settlement in other than Shares must be authorized by the applicable Award Agreement.  The settlement of any Award may be accelerated and cash paid in lieu of Shares in connection with such settlement; provided, however that settlement in cash must be authorized by the applicable Award Agreement.  The acceleration of any Award that does not result in a cash settlement must also be authorized by the applicable Award Agreement.  Installment or deferred payments may be required by the Committee or permitted at the election of the participant on terms and conditions approved by the Committee, including without limitation the ability to defer awards pursuant to any deferred compensation plan maintained by the Company, a Subsidiary or Affiliate.  Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

B.         Certain Limitations on Awards to Ensure Compliance with Code Section 409A.

(1)        409A Awards and Deferrals.  Other provisions of the Plan notwithstanding, the terms of any 409A Award, including any authority of the Company or the Committee and rights of the participant with respect to the 409A Award, shall be limited to those terms permitted under Code Section 409A and the regulations promulgated thereunder.  The following rules will apply to 409A Awards:

(A)       If a participant is permitted to elect to defer an Award or any payment under an Award, such election shall be permitted only at times in compliance with Code Section 409A and the regulations promulgated thereunder;

(B)       The Company shall have no authority to accelerate or delay distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A and the regulations promulgated thereunder;

(C)       Any distribution of a 409A Award triggered by a Participant’s termination of employment shall be made only at the time that the Participant has had a “Separation from Service” within the meaning of Code Section 409A (or at such earlier time preceding a termination of employment that there occurs another event triggering a distribution under the Plan or the applicable Award Agreement in compliance with Code Section 409A and the regulations promulgated thereunder);

(D)       Any distribution of a 409A Award to a “Specified Employee,” as determined under Code Section 409A, after Separation from Service, shall occur at the expiration of the six-month period following said Specified Employee’s Separation from Service.  In the case of installment payments, this six-month delay shall not affect the timing of any installment otherwise payable after the six-month delay period; and In the case of any distribution of a 409A Award, the time and form of payment for such distribution will be specified in the Award Agreement; provided that, if the time and form of payment for such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made in one lump sum amount on March 15 in the calendar year following the calendar year at which the settlement of the Award is specified to occur, any applicable restriction lapses, or there is no longer a substantial risk of forfeiture applicable to such amounts.

(2)        Distribution upon Vesting.  In the case of any Award providing for a distribution upon the lapse of a substantial risk of forfeiture, the time and form of payment for such distribution will be specified in the Award Agreement; provided that, if the timing and form of payment of such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made in one lump sum amount on March 15 of the calendar year following the calendar year in which the substantial risk of forfeiture lapses.

(3)        Scope and Application of this Provision.  For purposes of the Plan, references to a term or event (including any authority or right of the Company, the Committee or a participant) being “permitted” under Code Section 409A means that the term or event will not cause the participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.

(4)        Interpretation.  If and to the extent that any provision of an Award is required or intended to comply with Code Section 409A, such provision shall be administered and interpreted in a manner consistent with the requirements of Code Section 409A.  If and solely to the extent that any such provision of an Award as currently written would conflict with or result in adverse consequences to a participant under Code Section 409A, the Committee shall have the authority, without the consent of the participant, to administer such provision and to amend the Award with respect to such provision to the extent the Committee deems necessary for the purposes of avoiding any portion of the Shares or amounts to be delivered to the participant being subject to additional income or other taxes under Code Section 409A.

12.       Section 11 is amended and restated to provide as follows:

A.  (a)  Impact of Event.  Notwithstanding any other provisions hereof or in any agreement to the contrary, in the event of:  (1) a “Change in Control” as defined in Section 11(b), (2) a “409A Change in Control” as defined in Section 11(c) or (3) a “Potential Change in Control” as defined in Section 11(d), the following acceleration and valuation provisions shall apply:

Any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

Any Share Appreciation Rights shall become immediately exercisable;

The restrictions applicable to any Restricted Share Awards, Deferred Shares and Other Share-Based Awards shall lapse and such Shares and Awards shall be deemed fully vested; and

Subject to Section 3(c) and unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control or Potential Change in Control, each outstanding Award (other than a 409A Award), in each case to the extent vested, shall be cashed out (and such Award terminated) by paying the participant an amount equal to the excess, if any, of the “Change in Control Price” as defined in Section 11(e) as of the date such Change in Control or such Potential Change in Control is determined to have occurred over the exercise price or other purchase price, if any, payable by the participant with respect to such Award, except that n the case of  Share Appreciation Rights, Fair Market Value shall be used rather than the Change in Control Price for this purpose.  Subject to Section 3(c), upon any 409A Change in Control, each outstanding 409A Award, in each case to the extent vested, shall be cashed out (and such 409A Award terminated) by paying the participant an amount equal to the excess, if any, of the Change in Control Price as of the date such 409A Change in Control is determined to have occurred over the exercise price or other purchase price, if any, payable by the participant with respect to such 409A Award.

B.         Definition of Change in Control.  For purposes of Section 11(a), a “Change in Control” means the occurrence of any of the following:  (i) the Board or shareholders of the Company approve a consolidation or merger in which the Company is not the surviving corporation, the sale of substantially all of the assets of the Company, or the liquidation or dissolution of the Company; (ii) any person or other entity (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any Shares (or securities convertible into Shares) pursuant to a tender or exchange offer without the prior consent of the Board of Directors, or becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company’s outstanding securities; or (iii) during any two-year period, individuals who at the beginning of such period constitute the entire Board of Directors cease to constitute a majority of the Board of Directors, unless the election or the nomination for election of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of that period.

C.        Definition of 409A Change in Control.  For purposes of Section 11(a), a “409A Change in Control” means the date on which any one of the following occurs:  (i) any one person, or more than one person acting as a group (as determined under Code Section 409A and the regulations promulgated thereunder), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or (ii) a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of such appointment or election; or (iii) any one person, or more than one person acting as a group (as determined under Code Section 409A and the regulations promulgated thereunder), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or (iv) any one person, or more than one person acting as a group (as determined under Code Section 409A and the regulations thereunder), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company before such acquisition or acquisitions.  For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

D.        Definition of Potential Change in Control.  For purposes of Section 11(a), a “Potential Change in Control” means the happening of any one of the following:

The approval by the shareholders of the Company of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(b); or

The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) of securities of the Company representing 5% or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

E.         Change in Control Price.  For purposes of this Section 11, “Change in Control Price” means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index (or, if the Shares are not then traded on the New York Stock Exchange, the highest price paid as reported for any national exchange on which the Shares are then traded) or paid or offered in any bona fide transaction related to a Change in Control, 409A Change in Control or Potential Change in Control of the Company, at any time during the 60-day period immediately preceding the occurrence of the Change in Control or 409A Change of Control (or, when applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee.

13.       A new Section 14 is added to provide as follows:

XIV.    Compliance with Section 409A of the Code.

A.        Awards granted under this Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code.   To the extent that the Board determines that any award granted under the Plan is subject to Section 409A of the Code, the agreement evidencing the Award shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a participant.  Notwithstanding any other provision of the Plan or any evidence of Award (unless the evidence of Award provides otherwise with specific reference to this Section), an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a participant.  Although the Company intends to administer the Plan so that awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law.  Neither the Company, its Subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any participant or any other person for any tax, interest, or penalties the participant might owe as a result of the grant, holding, vesting, exercise, or payment of any award under the Plan.  Any reference in this Plan to Section 409A of the Code will also include the applicable proposed, temporary or final regulations, or any other guidance, issued with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

B.         The provisions of the Amendment made in December, 2008, are effective as of January 1, 2009, provided that such provisions shall not apply with respect to amounts earned and vested under the Plan prior to January 1, 2005, under provisions in effect on October 3, 2004 (and not subsequently modified), and provided, further, that for the period prior to January 1, 2009, the Plan shall otherwise operate based on IRS Notice 2005-1, additional notices published by the Treasury Department and the Internal Revenue Service providing transition, guidance, and a good faith, reasonable interpretation of Section 409A.

                                                                        ASSOCIATED ESTATES REALITY CORPORATION

                                                                        By:  /s/Jeffrey I. Friedman________________________
                                                                               Title:  President, Chief Executive Officer